Calculation of Filing Fee Tables
S-3
Inotiv, Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
		Equity	Common Shares, no par value	457(o)
		Equity	Preferred Shares, no par value	457(o)
		Debt	Senior Debt Securities	457(o)
		Debt	Subordinated Debt Securities	457(o)
		Other	Share Purchase Contracts	457(o)
		Other	Warrants	457(o)
		Other	Rights	457(o)
		Other	Units	457(o)
Fees to be Paid	1	Unallocated (Universal) Shelf		457(o)			$ 29,325,000.00	0.0001531	$ 4,489.66
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities		Equity	Common Shares, no par value	415(a)(6)						S-3	333-266962	08/31/2022
Carry Forward Securities		Equity	Preferred Shares, no par value	415(a)(6)						S-3	333-266962	08/31/2022
Carry Forward Securities		Debt	Senior Debt Securities	415(a)(6)						S-3	333-266962	08/31/2022
Carry Forward Securities		Debt	Subordinated Debt Securities	415(a)(6)						S-3	333-266962	08/31/2022
Carry Forward Securities		Other	Share Purchase Contracts	415(a)(6)						S-3	333-266962	08/31/2022
Carry Forward Securities		Other	Warrants	415(a)(6)						S-3	333-266962	08/31/2022
Carry Forward Securities		Other	Rights	415(a)(6)						S-3	333-266962	08/31/2022
Carry Forward Securities		Other	Units	415(a)(6)						S-3	333-266962	08/31/2022
Carry Forward Securities	2	Unallocated (Universal) Shelf		415(a)(6)			$ 320,675,000.00			S-3	333-266962	08/31/2022	$ 29,726.57
			Total Offering Amounts:				$ 350,000,000.00		$ 4,489.66
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 4,489.66
Offering Note
[1]	In accordance with Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement shall be deemed to cover an indeterminate number of additional securities to be offered or issued from stock splits, stock dividends or similar transactions. There are being registered hereunder such indeterminate number of common shares, such indeterminate number of preferred shares, such indeterminate principal amount of senior debt securities, such indeterminate principal amount of subordinated debt securities, such indeterminate number of share purchase contracts to purchase common shares or other securities, such indeterminate number of warrants to purchase common shares, preferred shares or debt securities, such indeterminate number of rights and such indeterminate number of units as shall have an aggregate initial offering price not to exceed $29,325,000. Any securities registered hereunder may be sold separately or in combination with the other securities registered hereunder.

[2]	In accordance with Rule 416 under the Securities Act, this registration statement shall be deemed to cover an indeterminate number of additional securities to be offered or issued from stock splits, stock dividends or similar transactions. Pursuant to Rule 415(a)(6) under the Securities Act, the securities registered pursuant to this registration statement include unsold securities previously registered by the registrant on the registrant's shelf registration statement on Form S-3 (File No. 333-266962), originally filed on August 18, 2022, amended on August 25, 2022 and declared effective on August 31, 2022 (the "Prior Registration Statement"). The Prior Registration Statement registered the offer and sale of up to $350,000,000 of an indeterminate number of common shares, preferred shares, senior debt securities, subordinated debt securities, warrants, rights, and/or units. Of such securities, $320,675,000 remain unsold (the "Unsold Shelf Securities"), all of which the registrant has determined to include in this registration statement. In connection with the registration of the Unsold Shelf Securities on the Prior Registration Statement, the registrant paid a registration fee of $29,726.57 (calculated at the filing fee rate in effect at the time of the filing of the Prior Registration Statement). The registrant is not required to pay any additional registration fee with respect to the Unsold Shelf Securities being included in this registration statement in reliance on Rule 415(a)(6), because such Unsold Shelf Securities (and associated registration fees) are being carried over from the Prior Registration Statement to this registration statement. Accordingly, the amount of registration fee in the table above reflects only the registration fee attributable to the $29,325,000 of new securities registered on this registration statement. The registration fee previously paid by the registrant relating to the Unsold Shelf Securities included on this registration statement will continue to be applied to such Unsold Shelf Securities. During the grace period

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A